Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated March 28, 2017 relating to our audits of financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2016 and 2015 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2016.

Richter LLP (Signed) 1

Montréal, Québec
Canada
March 28, 2017

1CPA auditor, CA, public accountancy permit No. A112505

T. 514.934.3400 Richter S.E.N.C.R.L/LLP 1981 McGill College Mtl (Qc) H3A 0G6 www.richter.ca Montreal, Toronto